Exhibit 10.213

                                    AGREEMENT
                                   (Princeton)

      THIS AGREEMENT (this "Agreement") made as of this 1st day of July, 1998, between CareMatrix Corporation, a Delaware corporation ("CareMatrix"), and The Windrows at Princeton Corporation, a Delaware corporation (the "Company").

      WHEREAS, the Company is the owner of 102 independent living villas and 192 condominium units known as The Windrows at Princeton located in Princeton, New Jersey which are in various stages of development and are being marketed and sold to various individuals (collectively, the "Windrows").

      WHEREAS, CareMatrix is an experienced developer and construction manager of senior housing and it and/or its affiliates are the developer of the skilled nursing facility known as Forrestal Skilled Nursing and Rehabilitation Center and the assisted living facility known as Chancellor Park at The Windrows located in Princeton, New Jersey; and

      WHEREAS, the Company desires to retain CareMatrix to perform certain construction management services and related activities for the development of the Windrows for the Company, and CareMatrix desires to be retained by the Company to promote and sell the individual villas and condominium units of The Windrows to prospective purchasers.

      WHEREAS, the Company and CareMatrix desire to set forth the terms and conditions on which CareMatrix shall be retained by and provide services to the Company.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. Construction Management and Marketing Services. During the term of this Agreement, CareMatrix shall serve as the construction manager for the development of the Windrows and shall have the right and obligation to represent the Company in the sale of the individual villas and condominium units of the Windrows to potential owners.

      2.   Fees and Expenses.

      A. CareMatrix shall pay to the Company a fee of Two Million Dollars ($2,000,000) (the "Fee"), payable upon execution of this Agreement, as

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consideration for the right to be retained as the construction manager of the
Windrows and to be compensated in accordance with Paragraphs B and C below.

      B. CareMatrix shall be entitled to a fee in the amount of six percent (6%) of the total sales price of each villa or condominium unit of the Windrows sold to any third party purchasers.

      C. CareMatrix shall be entitled to a fee in the amount of seven percent (7%) of the hard costs related to the construction of the Windrows.

      D. CareMatrix shall be entitled to reimbursement of all actual, verifiable and reasonable direct out-of-pocket and payroll expenses.

      3. Term. The initial term of this Agreement shall commence effective on the date hereof (the "Effective Date") and continue for a period of three (3) years, and shall be renewable upon thirty (30) days prior notice upon the agreement of both parties for an additional one (1) year period.

      4. Independent Contractor. CareMatrix is and shall be an independent contractor hereunder and the officers, directors and employees of CareMatrix are not and shall not be an employee of the Company by virtue of this Agreement. Neither CareMatrix nor the Company shall hold CareMatrix out as an agent, partner, officer, director, or other employee of the Company and CareMatrix further specifically disclaims any and all rights to an equity interest in or a partnership interest with the Company. CareMatrix specifically acknowledges and agrees that it shall have no authority to execute any contracts or agreements on behalf of the Company or its Affiliates and shall have no authority to bind the Company or its Affiliates to any obligation (contractual or otherwise). CareMatrix shall devote such of his time, energy and skill as is reasonably necessary to perform the services described in Paragraph 1 above.

      5. Indemnity. CareMatrix shall indemnify and hold harmless the Company from and against all claims, losses, costs, damages and expenses including, without limitation, attorneys' fees and costs, relating to injury to or death of any Person or damage to real or personal property resulting from or arising in connection with any negligence or intentional or willful misconduct by CareMatrix in the performance of CareMatrix's duties under this Agreement.

      6. Entire Agreement. This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and between such parties. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.


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      7. Assignment. CareMatrix may assign its rights hereunder to any of its
Affiliates but shall remain primarily liable hereunder absent a written release executed by the Company.

      8. Severability. If any part of this Agreement or any other agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible.

      9. Notices. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, delivered by a nationally recognized overnight delivery service, or mailed by registered or certified mail (postage prepaid), return receipt requested, addressed to:

If to the Company                         If to the CareMatrix:

The Windrows at Princeton Corporation     CareMatrix Corporation
197 First Avenue                          197 First Avenue
Needham, MA  02494                        Needham, MA 02494
Attn:  President                          Attn:  President

or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery, or (b) on the date upon which the receipt is signed or delivery is refused or the notice is designated by the postal authorities or delivery service as not deliverable, as the case may be, if delivered by overnight delivery or mailed.

      10. Waivers. The failure or delay of any party at any time to require performance by another party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power or remedy hereunder, and any waiver by any party of any breach of any provision of this Agreement should not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

      11. Governing Law. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the Commonwealth of Massachusetts without regard to


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principles of conflicts of laws.

      12. Definitions: For purposes of this Agreement, the following terms shall have the meanings set forth below:

      12.1. "Affiliate" shall mean, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first Person. For purposes of this Agreement, the term "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      12.2. "Person" shall mean an individual, partnership, corporation, limited liability company, trust, joint venture or other entity.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

Signed in the                       CAREMATRIX CORPORATION
Presence of:

                                    By:  /s/ Robert M. Kaufman
                                       -------------------------------
Print Name:                              Name: Robert M. Kaufman
           ----------------------        Title: CEO


                                    THE WINDROWS AT PRINCETON
                                    CORPORATION


                                    By:  /s/ Jeffrey P. Neterval
                                       -------------------------------
Print Name:                                Name: Jeffrey P. Neterval
           ----------------------          Title: Vice President